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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 15, 2001



                         Progenics Pharmaceuticals, Inc.
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             (Exact name of registrant as specified in its charter)

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

              Delaware                           000-23143                   13-3379479
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    (State or other jurisdiction                 (Commission              (IRS Employer
          of incorporation)                      File Number)           Indentification No.)


      777 Old Saw Mill River Road, Tarrytown, New York                 10591
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      (Address of principal executive offices)                      (Zip Code)
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        Registrant's telephone number, including area code (914) 789-2800




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         (Former name or former address, if changed since last report.)





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     Item 5. Other Events.

            Progenics Pharmaceuticals, Inc. reported the information contained in the following press release:


               PROGENICS REGAINS RIGHTS TO CANCER VACCINE PROGRAM; INITIATES NEW INTERNATIONAL PHASE III CLINICAL TRIAL IN MELANOMA

         Tarrytown, NY, May 15, 2001 -- Progenics Pharmaceuticals, Inc. (Nasdaq:
PGNX) announced today that it is taking over full responsibility for its GMK and MGV cancer vaccine programs, following a joint decision by the Company and Bristol-Myers Squibb Company (NYSE: BMY) to end their collaborative development agreement. Progenics will receive $15.5 million and regain all rights to the products. Progenics also announced that it has initiated a large international Phase III clinical trial with its GMK vaccine to prevent the relapse of malignant melanoma, the deadliest form of skin cancer. The study is being conducted with the EORTC (European Organization for Research and Treatment of Cancer), Europe's leading cancer cooperative group.

         "Our collaboration with Bristol-Myers Squibb has been productive, allowing us to advance GMK into two pivotal Phase III trials," said Ronald J. Prentki, Progenics' President. "We are pleased to have reacquired all development and marketing rights to GMK and MGV. We remain committed to the continued development of these vaccines, and we are excited about our new collaboration with EORTC."

Largest melanoma clinical study to date launched

         The EORTC Phase III trial will be the largest randomized study ever conducted in malignant melanoma, with an anticipated enrollment of 1,300 patients who are at intermediate risk for recurrence of the disease. The study will recruit patients from Europe as well as Australia. EORTC will randomize patients after surgery to receive either GMK or the current standard of care, which is no treatment but close monitoring. Patients on the vaccine arm of the study will receive 14 doses of GMK over three years, with an estimated two years of additional follow-up. In addition to the EORTC study, Progenics continues to monitor patients from an ongoing Phase III clinical trial which compared GMK to high-dose alpha interferon in 880 melanoma patients with more extensive disease and at high risk of relapse.

         Therapeutic cancer vaccines are designed to stimulate a patient's immune system to eradicate residual cancer cells after the tumor has been resected. The GMK vaccine incorporates the GM2 ganglioside, a cancer antigen present in approximately 95 percent of melanoma cells. Studies have shown that vaccination of melanoma patients with GMK resulted in the formation of antibodies against GM2 capable of killing melanoma cells. It has been demonstrated that patients with high-risk melanoma who have naturally occurring antibodies against GM2 remain disease free for significantly longer periods and have longer overall survival.

         There are an estimated 300,000 people in the United States with malignant melanoma and over 47,000 new cases are identified each year. Patients diagnosed with the disease undergo surgery to remove the primary lesion and are subsequently followed to detect recurrence. For those patients in whom disease recurs, it is often fatal, as there are few viable therapeutic options. Currently, there is no approved therapy for patients at intermediate risk of relapse and high-dose alpha interferon is the only approved treatment for high-risk melanoma. While high-dose alpha interferon has been shown to improve disease-free survival in high-risk patients, its use is limited by serious or life-threatening side effects which afflict the majority of patients receiving the drug.

         Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of products for the treatment and prevention of viral, cancer,





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and other life-threatening diseases. The Company applies its immunological expertise to develop biopharmaceuticals to fight viral diseases, such as human immunodeficiency virus (HIV) infections, and cancers, such as malignant melanoma and prostate cancer. The Company has initiated Phase II clinical trials of its lead HIV product, PRO 542, a viral-entry inhibitor. The Company is developing follow-on product candidates in HIV infection: PRO 367 has completed a Phase I study, PRO 140 is preparing to commence Phase I/II trials, and a lead therapeutic candidate has been selected from a novel class of anti-HIV compounds known as sulfated CCR5 peptides. The Company is also engaged in programs to discover and develop small-molecule HIV therapeutics that target the fusion co-receptors of the virus and other programs focusing on HIV attachment and fusion. The Company is developing cancer immunotherapies based on PSMA (prostate specific membrane antigen) technology. In addition to the GMK program described above, Progenics is also developing a second cancer vaccine, MGV, with broad application to a variety of cancers. The Company is also developing a novel small-molecule antioxidant, dehydroascorbic acid (DHA), to treat stroke and other disorders.

This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words `anticipates,' `plans,' `expects' and similar expressions they are identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of the Company's corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and other periodic filings with the Securities and Exchange Commission to which investors are referred for further information. In particular, the Company cannot assure you that any of the their programs will result in a commercial product. The Company does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PROGENICS PHARMACEUTICALS, INC.


                                    By  /s/ PHILIP K. YACHMETZ
                                       ------------------------------------
                                            Philip K. Yachmetz
                                            General Counsel and Secretary


Date  May 15, 2001
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